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                                                                  EXHIBIT 10.04


                              HOUSE LEASE AGREEMENT
                              (ENGLISH TRANSLATION)

The renter Reng Bang Information Co., Ltd.  called by A

                Mr.Chen,Li-Lung

The leaser d-Life Development Co.,Ltd.      called by B

                  Mr.Lin,Chung-Der

And the conditions of th MIT Technical Business Building is agreed by both sides as follows

Article 1 Designation of Leased House & Parking Space (hereinafter called the "Premises"):


         1. It includes the piece of land located at 12 Kuang Fu Section, Hsinchu City along with the building built on the land [construction permit No.: Chu Shih (89) Kung Shih Tzu No. 0047] of four floors below the ground and fourteen floors above the ground, which is divided into Building A, Building B and Building C with a total area of 230.61 Pings (See Appendix 1 for the floor plan of the building.).

         2. There are four parking spaces in total at the 4-floor basement, which are 27A, 28A, 43B and 44B (See Appendix 2 for the floor plan of the parking spaces.).

         3. Accessory Equipment: Ceilings, T-bar lamps and air conditioner, etc.

Article 2  Lease Term:

           It commences on March 16, 2000 and expires on March 15, 2003.

Article 3  Rental:

         1. The rental of the house for the first year is NT$288,263 on a monthly basis and the rental of the parking space is NT$18,000 every month. Consequently, the total monthly rental amounts to NT$306,263 (excluding business tax).

         2. Party A agrees that the monthly rental shall be increased by 5% of that in the previous year on an annual basis starting from the effective date of this lease agreement.

         3. Rentals shall be paid with checks that should be issued once a year for twelve months with Party B as the beneficiary. Upon agreement, Party A shall issue the checks as rentals for the first year to Party B, who should give a receipt to Party A every time after the check is cashed.

Article 4  Rent Deposit:

         1. Party A should give a rental sum of three months to Party B as a guarantee of performance of this agreement and Party B should give a receipt to Party A.

         2. When the agreement is not to be renewed upon expiration and Party A returns the Premises without any violations against the agreement in accordance with the regulations specified therein, Party B shall return the rent deposit in total without any interest. Party B should issue an invoice of the same amount accrued from the interest of the rent deposit to Party A on a monthly basis.

         3. Party A is not entitled to compensate the rent deposit for rentals, indemnities or any other accounts payable to Party B.

         4. Upon terminating or expiring this agreement, Party B is entitled to subtract the penalty, indemnities, payable but not received rentals, other expenses, added interest or business taxes payable by Party A from the rent deposit. Party B shall return the remaining sum to Party A without any interest; however, Party A should make up the balance if necessary.

Article 5  Arrear Rent:

         When Party A cannot pay the rent on the appointed date or the checks cannot be cashed, the same party shall be liable to pay 1% of the monthly rent for the delayed account on a daily basis as deferred interests, which should be delivered to Party B while making up the difference. If the amount of the deferred account and interest equals to a rental of two months, Party B is



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         entitled to send a reminder letter for receivables on demand.
         Nevertheless, if no correction has been made, Party B is entitled to execute Clause 2 of Article 10.

Article 6  House Delivery & Delivery Deferment:

         1. Party B should furnish all major and accessory equipment for the building and obtain the operation permit within six months after the permit has been verified and approved. Besides, necessary public facilities such as water, power, elevators, fire-fighting equipment and generators, etc. have to be prepared before informing Party A for house delivery.

         2. Party A should complete house delivery within the period specified by Party B. Party A shall be deemed acceptance of house delivery if the date of house delivery is changed without prior consent of Party B or the period has been overdue for more than fifteen days starting from the notice date.

         3. Prior to completion of house delivery, Party A is not allowed to enter the house for construction without permit and shall be liable for the benefit or danger of the Premises from the date of house delivery (including deemed acceptance).

         4. If Party B does not return the Premises upon expiration, the same party shall be liable to pay 1% of paid rents and rent deposits (realized portion) on a daily basis as a penalty to Party A. When it is overdue for two months and the Premises have not been delivered yet, Party B is regarded as violating against the agreement and Party A is entitled to execute Clause 1 of Article 10.

Article 7  Limitations of Use

         1. No sublease, lending and sales of the Premises or delivering the Premises to any other party for use or management in any different ways are allowed without prior written consent of Party B.

         2. Party A should follow the regulations specified for the Premises for management and use.

         3. When Party A violates the regulations relevant to use of the Premises and does not correct or correct incompletely within the period specified by Party B, Party A shall be deemed default and Party B is entitled to execute Clause 2 of Article 10.

Article 8  Safekeeping & Maintenance:

         1. Party A is liable to exert every effort to take proper care of all facilities of the Premises from the date of house delivery.

         2. For the existing defects recognized by both parties upon delivery, Party B is liable to finish repair within a reasonable period.

         3. Party A shall not be liable for the natural wear, Force Majeure or any other damage not attributable to Party A during the term as follows:

                  (1) When Party A cannot lease the Premises due to the reasons not attributable to Party A as aforementioned, Party
                       A has the right to terminate this agreement and is not limited to Item 1, Clause 1 of Article 12.

                  (2) When repair or prevention of hazardous equipment is required, Party A should notify Party B, which shall be liable for repair. However, if Party B cannot take proper action in time due to negligence of Party A, Party B has the right to claim for the loss and damage resulted.

                  (3) When the damage of the Premises is totally attributable to Party A, Party A shall be responsible for repair; however, if repair cannot be made or does not meet application standards, Party B is entitled to terminate this lease agreement and shall not be subject to Item 1, Clause 1 of Article 12. In addition, Party A shall be liable for all compensations.

Article 9  Guarantee of Rights

         Party B guarantees to have legal ownership of the Premises and lease rights of Party A shall not be breached due to claims of any other party. In case of violations and correction is required to be made by Party B within a specified period, Party A is entitled to send a reminder letter to Party B for improvements on demand fifteen days after the due date. However, if no correction has been made, Party B is deemed as the defaulting party and Party A is entitled to execute Clause 1 of Article 10.


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Article 10 Defaulting Penalty:

         1. When Party B violates Clause 4 of Article 6 or Article 9, Party A has the right to terminate the agreement. In addition to giving the undue rent and rent deposit back to Party A, Party B shall pay an equal sum of rent deposit to Party A as a penalty.

         2. When Party A violates Article 5, Clause 1 of Article 7, Item 1, Clause 3 of Article 12 or Clause 1 of Article 13, Party B has the right to terminate the agreement and forfeit the rent deposit as a penalty.

         3. When Party A does not return the Premises upon expiration of the agreement or after seven days of expiration, in addition to forfeiting the rent deposit starting from the following day of expiration, Party A shall pay a double rent as a penalty to Party B on a daily basis. When it is overdue for fifteen days and Party B has sent a legal notice to Party A, which still does not return the Premises, Party A shall be charged with misappropriation.

Article 11 Expenses:

         1. Party B shall afford the house tax, land tax, fire insurance premium of the building and charges of construction beneficiary.

         2. Party A shall be liable to pay for the management fee of the building, water, electricity, phone and Internet bills during the lease term.

Article 12 Termination:

         1.       Termination Conditions:

                  (1) This agreement shall not be terminated less than three years.

                  (2) When this agreement is not expired and Party A wishes to terminate, a formal notice should be delivered to Party B three months earlier. In addition to returning the Premises as specified, Party A shall compensate Party B with the rent deposit.

                  (3) When this agreement is not expired and Party B wishes to terminate, a formal notice should be delivered to Party A three months earlier. In addition to returning undue but paid amount made by Party A, Party B shall compensate Party A with the amount same as the rent deposit.

         2. When Party A wishes to renew the agreement, a formal notice should be delivered to Party B three months before the expiration date. Upon taking the lease requirements made by Party B into consideration, Party A has the priority of lease. However, if Party A does not send a notice as aforementioned, it will be regarded that Party A does not agree to continue such lease relationship.

         3. When the agreement is expired or terminated, Party A should restore the Premises to their original conditions and clean them prior to returning to Party B unconditionally without asking for relocation fees or any other expenses.

                  (1) If Party A does not clean, Party A should agree to let Party B enter the Premises and remove the remaining properties left by Party A in accordance with Clause 2 of Article 10.

                  (2) If there are any properties left, they shall be regarded as wastes and at the discretion of Party B. If there are any expenses resulted therefrom (such as penalty for deferred return, handling expense & disposal fee, etc.), Party A shall be responsible for them. Besides, Party A will have to be liable for repair or compensation for any damage in compliance with Clause 3 of Article 4. For the articles that Party B has agreed not to restore or remove in a written form, Party A shall deliver such items directly to Party B.

Article 13 Other Regulations:

         1. When the lease agreement is expired or terminated, Party A shall move his/her business location to another place accordingly. If it is not completed within seven work days, Party A shall be deemed as the defaulting party and Party B shall be entitled to conform to Clause 3 of Article 10.

         2. If any defaulting party breaches the rights of the other non-defaulting party, the defaulting party shall be liable to pay for the damage or any other related expenses suffered by the other party in addition to complying with relevant regulations.

         3. Party B is entitled to sell the Premises to other people during the lease term; however, the successor will still be required to lease the Premises to Party A in accordance with the same articles of the agreement until expiration and Party B agrees to provide



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                  necessary assistance. When the successor cannot perform the articles specified in this agreement, Party B will be deemed as the defaulting party and have to compensate Party A in compliance with Clause 1 of Article 10.

         4. When Party B sells the Premises to other people, Party B should return the checks payable by Party A but undue back to Party A, which shall reissue rent checks to the buyer of the Premises.

Article 14 Special Regulation:

Article 15 Notice & Acceptance:

         All written advices, communications or notices between both parties shall be made to the mail addresses specified in this agreement. A written notice by register should be sent to the other party for any changes of mail addresses. In case of rejected or returned letters, the first delivery date will be regarded as the acceptance date.

Article 16 Validity of Agreement:

         This agreement has eighteen pages in total along with the appendixes and attached drawings. Both parties agree that validity of this agreement won't be affected even without being sealed on the perforation.

Article 17 Governing Court:

         Any dispute which may arise in connection with this agreement shall be settled and governed by the first instance local court where the Premises is situated.

Article 18 Retaining of Agreement:

This agreement is in duplicate and each party shall retain one.

         All conditions above are agreed by both sides and keep the document for each one.


                           Party A Reng Bang Information Co.,Ltd
                                No 23788629
                           President Mr.Chen,Li-Lung

                           Address 6F,No894,Sec4,Chung Xin Rd.ChuDung Town,
                                     Taiwan.R.O.C.
                           Phone (03)5831818

                           Party B Derlee Technical Developt  Co.,Ltd
                                No 22419042

                           Address 10F,No36,NanJien W Rd.DaTon Area.Taipei
                                     City,Taiwan.R.O.C.
                           Phone (02)25562288



Date 22,Feb,2000



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Payment List

Deposit               NT$918,789

                      House Rental Monthly          Car Rental Monthly            Total Amount
                      --------------------          ------------------            ------------
First Year            NT$288,268                    NT$18,000                     NT$306,263

Second Year           NT$302,791                    NT$180,000                    NT$320,791

Third Year            NT$318,011                    NT$180,000                    NT$336,011